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                                                                    Exhibit 10.1
                                                                    ------------

                                   ADVO, Inc.
                       AMENDMENT TO EMPLOYMENT AGREEMENT


Effective as of October 15, 2004, ADVO, Inc. (the "Company") and S. Scott Harding ("Harding") agree to amend the "Air Travel" provision of Harding's Employment Agreement to reflect a change in the valuation of the air travel to better comport with the Company's valuation procedures:

Air Travel       The Company will make its corporate aircraft available
                 to you for personal use to a maximum annual value of such use during this Agreement of $150,000 (prorated from the Effective
                 Date for 2004), with that balance to be reduced using the aggregate incremental cost to the Company for your personal use of the aircraft, as determined using methods the Committee approves. You acknowledge that the use of the plane will, in some instances, be taxable to you.

Except as set forth above, the Employment Agreement between Harding and the Company bearing an Effective Date of October 15, 2004 (the "Employment Agreement") remains in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment on November 5, 2004.



                                   ADVO, Inc.


                          By:      /s/ DONALD  SCHNEIDER
                                   ------------------------------------
                                   Name:  Donald Schneider
                                   Title: Executive Vice President,
                                          Chief Human Resources Officer


                                   /s/ S. SCOTT HARDING
                                   -------------------------------------
                                   S. Scott Harding